UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026 (March 24, 2026)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 24, 2026, Ensysce Biosciences Inc. (the “Company”) received a resignation notice, dated and effective March 24, 2026, of Lee Rauch, a member of our Board of Directors. The text of the resignation notice is attached to this Form 8-K as Exhibit 17. Until her resignation, Ms. Rauch served as a member of the Audit Committee and Compensation Committee and as the chairperson of the Nominating and Corporate Governance Committee, all committees of the Board of Directors.

As previously disclosed, the Company is considering strategic alternatives for its business. In furtherance of this objective, to retain three managers and its Chief Financial Officer, through this period, which the Company believes is necessary to maintaining its enterprise value, the Compensation Committee determined to recommend to the Board of Directors to put into place three-month severance packages for these managers and increase Mr. Humphrey’s (CFO) existing retention package from 6 months to 9 months. The packages only apply to the extent that in a strategic deal these parties are not retained as employees in such transaction or for a period of one year following, agree to a full release of claims against the Company which may be legally released by such party and re-confirm their restrictive covenants following termination. The total cost of these measures is approximately $205,475. Ms. Rauch disagreed with the packages and voted against them on March 23, 2026. Ms. Rauch had previously expressed other disagreements with actions considered by the Board of Directors. The Board of Directors approved the packages on March 27, 2026.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
17	Resignation dated March 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2026

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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